UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 16, 2010

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On September 16, 2010, AECOM Technology Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and a lender, and the other lenders party thereto (collectively, the “Lenders”). Pursuant to the Credit Agreement, the Company borrowed $600 million in term loans on the closing date and may borrow up to an additional $100 million in term loans upon request by the Company subject to certain conditions. The Company used approximately $450 million of the proceeds of the loans to pay down indebtedness under its revolving credit facility and other short term indebtedness and a portion of the proceeds to pay fees and expenses related to the Credit Agreement. The balance of the proceeds will be used for general corporate purposes, including potential future acquisitions.

The loans under the Credit Agreement bear interest, at the Company’s option, at either the Base Rate (as defined in the Credit Agreement) plus an applicable margin or the Eurodollar Rate (as defined in the Credit Agreement) plus an applicable margin. The applicable margin for Base Rate loans is a range of 1.0% to 2.25% and the applicable margin for Eurodollar Rate loans is a range of 2.0% to 3.25%, both based on the debt-to-earnings leverage ratio of the Company at the end of each fiscal quarter. The initial interest rate of the loans borrowed on September 16 is the 3 month Eurodollar Rate plus 2.5%, or a total of 2.79%.

Payments of the initial principal amount outstanding under the Credit Agreement are required on a quarterly basis beginning on September 30, 2012. Any remaining principal of the loans under the Credit Agreement is due no later than September 16, 2014. Accrued interest is payable in arrears on a quarterly basis for Base Rate loans, and at the end of the applicable interest period (but at least every three months) for Eurodollar Rate loans. The Company may optionally prepay the loans at any time, without penalty.

The Credit Agreement contains customary covenants that have the effect of limiting under certain circumstances the ability of the Company and certain of its subsidiaries to, among other things, merge with other entities, enter into a transaction resulting in a change in control, create new liens, incur additional indebtedness, sell assets outside of the ordinary course of business, enter into transactions with affiliates, or substantially change the general nature of the business of the Company and its subsidiaries, taken as a whole. The Credit Agreement also requires the Company to maintain certain financial ratios.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries pursuant to a subsidiary guaranty. The loans under the Credit Agreement are unsecured.

Events of default under the Credit Agreement are customary and include, but are not limited to, (i) non-payment of principal, interest or other amounts due under the Credit Agreement, (ii) the violation of terms, covenants, representations or warranties in the Credit Agreement or related loan documents, (iii) certain events of default under agreements governing certain indebtedness of the Company and its subsidiaries, (iv) certain events of bankruptcy, insolvency or liquidation involving the Company or certain subsidiaries, (v) judgments in excess of 3.0% of the Company’s net worth and (vi) the occurrence of an ERISA Event (as defined in the Credit Agreement) in certain circumstances.

The descriptions set forth above are qualified in their entirety by the Credit Agreement, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.

The Company and its affiliates maintain various commercial and service relationships with certain of the Lenders and their affiliates in the ordinary course of business and certain of the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 5.04.                                        Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The Company has elected to change the recordkeeper and additional participant support services provider for the AECOM Retirement & Savings Plan (the “Plan”) from Fidelity Investments to Bank of America Merrill Lynch.  As a result of this change, there will be a blackout period during which Plan participants and beneficiaries temporarily will be unable to make any changes to their accounts or conduct any transactions under the Plan, including transactions with respect to the Company’s common stock held in their accounts.  The blackout period will begin at 3:00 pm (Eastern Standard Time) on October 22, 2010 and is scheduled to end at 8:00 am (Eastern Standard Time) on November 8, 2010 (the “Blackout Period”).

On September 22, 2010, the Company sent a notice of the Blackout Period (the “Blackout Period Notice”) to the members of its Board of Directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR of the Securities Exchange Act of 1934, informing them that they would be prohibited during the Blackout Period from purchasing and selling shares of the Company’s common stock (including derivative securities pertaining to such shares) that they acquire or have previously acquired in connection with their service or employment as a director or executive officer of the Company.

A copy of the Blackout Period Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  During the Blackout Period and for a period of two years after the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period and other information regarding the Blackout Period by contacting the Company’s Corporate Secretary, by telephone at (213) 593-8000, or in writing, at AECOM Technology Corporation, 555 S. Flower Street, Suite 3700, Los Angeles, California 90071.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit 10.1                                    Credit Agreement, dated as of September 16, 2010, by and among AECOM Technology Corporation, Bank of America, N.A., as administrative agent and a lender, and the lenders party thereto.

Exhibit 99.1                                    Notice of Blackout Period to Directors and Executive Officers of AECOM Technology Corporation, dated September 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: September 22, 2010	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

10.1                      Credit Agreement, dated as of September 16, 2010, by and among AECOM Technology Corporation, Bank of America, N.A., as administrative agent and a lender, and the lenders party thereto.

99.1                      Notice of Blackout Period to Directors and Executive Officers of AECOM Technology Corporation, dated September 15, 2010.